Exhibit (c)(4)

PROJECT SOLAR

PRESENTATION TO BOARD OF DIRECTORS

STRICTLY CONFIDENTIAL | FEBRUARY 1, 2005 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

CONFIDENTIAL

Situation Overview

On November 19, 2004, Saturn contacted CSFB and expressed a verbal interest to acquire Solar for a 20% premium to Solar’s closing stock price ($31.88 per Solar share) (1) On November 23, 2004, CSFB discussed Saturn’s verbal proposal with Solar’s Board of Directors: CSFB was subsequently instructed by Solar’s Board to communicate to Saturn that its offer was not attractive and insufficient for Solar to not proceed with the spin-off of Allen On November 30, 2004, Saturn contacted CSFB and offered to acquire Solar for $33.00 - $35.00 per Solar share On December 2, 2004, CSFB communicated the second offer to Solar’s Board; the Board subsequently authorized Solar management and CSFB to meet with Saturn to understand its proposal and provide preliminary information to Saturn regarding Solar; management met with Saturn on December 6, 2004 (2) On December 14, 2004, CSFB discussed Saturn’s proposal with Solar’s Board of Directors; the Board subsequently authorized Solar management and CSFB to allow Saturn to conduct due diligence so long as Saturn was prepared to proceed on the basis of $35.00 per share or greater Following the Board meeting, Saturn confirmed that it understood the Board’s position and that it was prepared to proceed on that basis On January 5 - 6, 13 - 14, and 18, 2005; Saturn performed preliminary financial and technology due diligence on Solar On January 21, 2005 Saturn had an investment committee meeting and subsequently contacted CSFB, on January 25, stating that its “best and final offer” to acquire Solar is for $35.00 per share

(1) Closing Solar share price on November 18, 2004 was $26.57

(2) On December 3, 2004, Saturn and Solar entered into a confidentiality agreement

CONFIDENTIAL

Overview of Saturn Proposal

Proposal $35 per Solar share is its “best and final” offer

Saturn is “reasonably confident” it can finance this offer; however, “it is not going to be easy” (i.e., significant amount of debt and equity to be raised) Mid-teens IRR

Confirmed that there will be no financing contingencies / out

Four lead sponsors, including Saturn, and LPs

Saturn is still considering an equity investment of up to $1.0BN (including LPs) The three to four other yet to be identified lead sponsors will need to put in $500MM - $1.0BN; may have other sponsors co-invest at a later stage Two to three lead bank financing sources

Saturn’s $35.00 proposal implies an equity and enterprise value of $10.6BN and $10.9BN, respectively

32.4% premium to current stock price of $26.43 (as of 1/27/05)

Proposal is subject to mutual agreement on equity rollover between Saturn and Solar management

Assumptions

Solar organic revenue growth of 3.0% - 3.5%

Iverson organic revenue growth of 4.5% - 5.0%; margins inline with management estimates Allen organic revenue growth of 2.0%; margins declining (lower than management estimates) HE/PS organic revenue growth of 6.0%

Leverage of 6.5x FYE 2004 EBITDA

Saturn has identified three areas to potentially improve profitability; they believe that Solar could generate $30MM—$40MM of additional operating cash flow in the next 1-2 years

Lower tax rate

Incremental revenue from training services Incremental revenue from professional services

CONFIDENTIAL

Overview of Saturn Proposal (Cont’d)

($ in millions, except per share values)

Premium / (Discount) to Sixers Price Implied Multiples(2)

Historical Current Proposal Operating Current Proposal

Implied Premiums Price $26.43 $35.00 Implied Multiples Statistics (1) $26.43 $35.00

Current (01/27/05) $26.43 0.0% 32.4% Implied Equity Value $7,842 $10,640

10-Day Average $26.72 (1.1%) 31.0% Implied Enterprise Value 8,150 10,948

30-Day Average $27.27 (3.1%) 28.4% FY2004 PF Revenue $3,820 2.1x 2.9x

60-Day Average $26.95 (1.9%) 29.9% FY2005 Revenue 3,939 2.1x 2.8x

90-Day Average $26.38 0.2% 32.7% FY2004 PF EBITDA 1,092 7.5x 10.0x

Pre Spin-Off Ann. (10/1/04) $24.42 8.2% 43.3% FY2005 EBITDA 1,153 7.1x 9.5x

FY2004 PF EPS $1.39 19.0x 25.2x

LTM High (02/11/04) $31.65 (16.5%) 10.6% FY2005 EPS $1.53 17.3x 22.9x

LTM Low (08/11/04) $22.40 18.0% 56.3% FY2004 Street EPS(3) $1.40 18.9x 25.0x

FY2005 Street EPS $1.60 16.5x 21.9x

(1) Financials per Solar Management (Rating Agency model updated with 2004 actuals and 2005 budget data and pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions) (2) Assumes pro forma net debt of $308 million per Solar management (3) Per Wall Street Research

CONFIDENTIAL

Historical Stock Price Analysis

Daily from January 27, 2000 to January 27, 2005

Share Price $40 $35 $30 $25 $20 $15 $10 $5 $0

1/27/00 10/14/00 7/2/01 3/20/02 12/6/02 8/24/03 5/11/04 1/27/05

Saturn Proposal

35,000 30,000 25,000 20,000 15,000 10,000 5,000 0

Volume in Thousands

Volume

Solar

Price

High (3/19/02) $34.89

Low (1/5/00) 14.00

Average 24.61

Volume(MM)

High (7/19/02) 32.322

Low (11/26/04) 0.232

Average 1.522

Days Closed at or Above

$33.00 13

$34.00 8

$35.00 0

CONFIDENTIAL

Overview of Alternatives

Solar

Sell

(Pre-Spin)

Spin-Off $35.00 (Current Offer)

Sell A & I

(Post-Spin)

Hold $30.01 – $37.56 (Implied Sale Value (1)) $25.31 – $31.84 (Implied Trading Value(2))

Revenue will need to grow at an implied CAGR of at least 10.7% over the next four years to reach a present value of $35.00 per share

Downside Base Upside Growth Required for

Case Case Case a PV of $35.00 per Share

(-2% EPS CAGR) (+2% EPS CAGR) 16.5x P/E 19.6x P/E

Revenue CAGR (‘05—‘09) 5.0% 6.4% 7.8% 14.4% 10.7%

EPS CAGR (‘05—‘09) 7.3% 9.3% 11.3% 20.1% 15.1%

Future Value (1/1/09)(3) 16.5x P/E $35.02 $37.71 $40.55 $55.07 $55.07

19.6x P/E $41.56 $44.74 $48.11

Present Value (1/1/05)(4) 16.5x P/E $22.26 $23.96 $25.77 $35.00 $35.00

19.6x P/E $26.41 $28.44 $30.57

(1) Based on Solar preliminary comparable transaction analysis (2) Based on Solar preliminary comparable company analysis

(3) Future values calculated using the current 1-year forward calendar P/E of 16.5x and the current 3-year average 1-year forward P/E of 19.6x (4) Present Value discounted at 12.0%, Solar’s current cost of equity

This analysis is not CSFB’s view on the future value of the stock as there are many factors that contribute or affect its value.

CONFIDENTIAL

Solar Preliminary Valuation Summary

Preliminary Valuation Summary

($ in millions)

Equity Price per Share (Enterprise Value)

Solar Equity Valuation (Per Share)

Other Metrics

Comparable Company Analysis

Comparable Transaction Analysis $37.56 (11,800)

Discounted Cash Flow Analysis

52 Week High / Low

Research Analyst Price Target

Implied Multiples $35.00

CY2004 PF Revenues 2.9x

CY2005 Revenues 2.8x

CY2004 PF EBITDA 10.0x

CY2005 EBITDA 9.5x

CY2004 PF Unlevered NI 25.9x

CY2005 Unlevered NI 23.4x

$40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $35.00 ($10,948) $31.84 ($9,900) $25.31 ($7,800) $30.01 ($9,300) $34.85 ($10,900) $28.17 ($8,700) $31.65 ($9,838) $22.40 ($6,893) $34.00 ($10,615) $26.00 ($8,015)

(1)

Statistic

CY2004 PF Revenues $3,820 2.0x - 2.6x 2.4x - 3.1x 2.3x - 2.9x 1.8x - 2.6x 2.1x - 2.8x

CY2005 Revenues 3,939 2.0x - 2.5x 2.4x - 3.0x 2.2x - 2.8x 1.8x - 2.5x 2.0x - 2.7x

CY2004 PF EBITDA 1,092 7.1x - 9.1x 8.5x - 10.8x 8.0x - 10.0x 6.3x - 9.0x 7.3x - 9.7x

CY2005 EBITDA 1,153 6.8x - 8.6x 8.1x - 10.2x 7.5x - 9.5x 6.0x - 8.5x 7.0x - 9.2x

CY2004 PF Unlevered NI 423 18.4x - 23.4x 22.0x - 27.9x 20.6x - 25.8x 16.3x - 23.3x 18.9x - 25.1x

CY2005 Unlevered NI 467 16.7x - 21.2x 19.9x - 25.2x 18.6x - 23.3x 14.7x - 21.0x 17.1x - 22.7x

(1) Per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions. Note: Net Debt of $308MM as of 12/31/04 per Solar management.

CONFIDENTIAL

Solar Valuation Scenarios

The following is based on preliminary valuation using comparable trading and comparable transactions

($ in millions)

	Scenario 1 Allen and Iverson Remain Independent			Scenario 2 Iverson Remains Independent Allen is Sold Tax Free			Scenario 3 Iverson is Sold Tax Free Allen Remains Independent			Scenario 4 Allen and Iverson are Sold Tax Free		
	Low		*High*	*Low*		*High*	*Low*		*High*	*Low*		*High*
Aggregate Value												
Iverson	$4,200	-	$5,300	$4,200	-	$5,300	$4,700	-	$6,000	$4,700	-	$6,000
Allen	3,600	-	4,600	4,600	-	5,800	3,600	-	4,600	4,600	-	5,800
Total Sixers Aggregate Value	**7,800**	-	**9,900**	**8,800**	-	**11,100**	**8,300**	-	**10,600**	**9,300**	-	**11,800**
Net Debt	308		308	308		308	308		308	308		308
Equity Value	**7,492**	-	**9,592**	**8,492**	-	**10,792**	**7,992**	-	**10,292**	**8,992**	-	**11,492**
FD Shares Outstanding	296.0		301.3	298.1		304.4	297.0		303.1	299.6		306.0
Price per Share	**$25.31**	-	**$31.84**	**$28.48**	-	**$35.46**	**$26.91**	-	**$33.95**	**$30.01**	-	**$37.56**

Implied Multiples	Operating Statistics [1]	Implied Multiples							
FY2004 PF Revenue	$3,820	2.0x	2.6x	2.3x	2.9x	2.2x	2.8x	2.4x	3.1x
FY2005 Revenue	3,939	2.0x	2.5x	2.2x	2.8x	2.1x	2.7x	2.4x	3.0x
FY2004 PF EBITDA	1,092	7.1x	9.1x	8.1x	10.2x	7.6x	9.7x	8.5x	10.8x
FY2005 EBITDA	1,153	6.8x	8.6x	7.6x	9.6x	7.2x	9.2x	8.1x	10.2x
FY2004 PF EPS	$1.39	18.2x	22.9x	20.4x	25.5x	19.3x	24.4x	21.5x	27.0x
FY2005 EPS	$1.53	16.5x	20.8x	18.6x	23.2x	17.6x	22.2x	19.6x	24.5x
FY2004 Street EPS[2]	$1.40	18.1x	22.7x	20.3x	25.3x	19.2x	24.3x	21.4x	26.8x
FY2005 Street EPS	$1.60	15.8x	19.9x	17.8x	22.2x	16.8x	21.2x	18.8x	23.5x

(1) Operating statistics per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions
(2) Per Wall Street Research

CREDIT SUISSE | FIRST BOSTON

7

CONFIDENTIAL

Historical 1-year Forward P/E Multiple

Solar S&P

Current(1) 16.5x 18.7x

1 Year Average 17.7x 19.9x

2 Year Average 18.5x 21.8x

3 Year Average 19.6x 23.4x

5 Year Average 21.8x 24.4x

Period Average 19.2x 19.5x

35.0x

30.0x

25.0x

20.0x

15.0x

10.0x

5.0x

S&P Mean: 19.5x

Solar Mean: 19.2x

September 11, 2001

3/31/86 5/20/89 7/9/92 8/29/95 10/18/98 12/7/01 1/27/05

Solar

S&P 500

Note: 1-year forward P/E based on IBES. (1) As of 1/27/05

CONFIDENTIAL

Comparable Company Multiple Analysis

Peer Group Comparables

($ in millions, except per share amounts)

FD Capitalization

Stock Equity Aggr. Revenue CY05 LT

Price Market Market 2005 Multiples Growth EBIT Gr. Rate

COMPANY (FYE) 1/27/05 Value Value P/E Rev EBITDA ‘04-’05 Margin (LTGR)

Solar Street (Dec.) $26.43 $7,842 $8,150 16.5x 2.2x 7.2x 5.6% 21.0% 14.1%

Business Continuity Services

IBM (Dec.) $91.98 $156,741 $169,041 16.4x 1.7x 9.6x 5.9% 13.3% 10.5%

HP (Oct.) 19.49 57,207 51,367 11.8x 0.6x 6.2x 7.6% 6.7% 10.9%

Accenture (Aug.) 25.68 24,783 23,068 16.9x 1.4x 9.7x 12.9% 13.0% 13.6%

EDS (Dec.) 21.14 10,952 11,151 30.2x 0.6x 4.2x (4.9%) 3.9% 10.2%

CSC (Mar.) 50.69 9,778 11,600 14.5x 0.7x 4.8x 9.0% 6.7% 10.9%

ACS (Jun.) 53.85 6,909 7,133 15.6x 1.5x 7.2x 14.5% 15.6% 16.7%

Median 16.0x 1.1x 6.7x 8.3% 9.9% 10.9%

Mean 17.6x 1.1x 7.0x 7.5% 9.9% 12.1%

Financial Services

ADP (Jun.) $43.16 $25,571 $24,051 21.4x 2.7x 11.3x 11.8% 19.9% 10.9%

Fiserv (Dec.) 39.56 7,915 8,185 18.1x 2.2x 9.2x 6.4% 19.3% 16.0%

DST Systems (Dec.) 48.95 4,141 4,082 18.8x 2.2x 7.4x 6.5% 21.0% 12.8%

SEI Investments Co. (Dec.) 36.73 3,980 3,757 21.4x 5.1x 15.2x 8.1% 30.9% 16.9%

Bisys (Jun.) 15.04 1,820 2,076 19.5x 1.9x 9.1x 3.0% 14.8% 14.0%

Median 19.5x 2.2x 9.2x 6.5% 19.9% 14.0%

Mean 19.8x 2.8x 10.4x 7.2% 21.2% 14.1%

Securities Trading

CME (Dec.) $209.90 $7,167 $6,884 27.3x 8.1x 13.7x 14.4% 52.6% 15.0%

Factset (Aug.) 51.80 1,773 1,705 24.9x 5.3x 11.9x 18.4% 35.0% 16.0%

Archipelago (Dec.) 18.22 981 804 16.7x 1.4x 7.7x 3.2% 14.8% 10.8%

Espeed (Dec.) 9.99 575 352 21.3x 2.1x 5.8x 2.1% 24.8% 10.0%

Median 23.1x 3.7x 9.8x 8.8% 29.9% 12.9%

Mean 22.5x 4.3x 9.8x 9.5% 31.8% 13.0%

Source: Wall Street equity research.

Non-Peer Group Comparables

# of 2005 P/E ‘04-’05 Rev

Sector Companies Multiple Growth LTGR

Consumer / Retail 12 16.1x 5.0% 10.0%

Energy 2 17.2x 3.0% 9.9%

Finance 24 12.4x 7.2% 10.1%

Healthcare 3 16.6x 4.8% 10.2%

Industrial / Manufacturing 7 15.8x 5.9% 10.0%

Media 3 19.8x 4.1% 9.9%

Technology 13 19.8x 9.7% 10.1%

High 19.8x 9.7% 10.2%

Median 16.6x 5.0% 10.1%

Mean 16.8x 5.7% 10.0%

Low 12.4x 3.0% 9.9%

Note: Non-peer group comparables represent companies with market capitalizations greater than $1 billion in the S&P 500 or NASDAQ that have long term EPS growth rates between 9.5% and 10.5%

CONFIDENTIAL Illustrative Theoretical Stock Price Performance -Based on Current Multiple of 16.5x

Future Value

(Using Current Multiple of 16.5x) $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $26.43 $28.82 $28.29 $33.17 $32.00 $36.71 $34.77 $40.55 $37.71

Base Case $27.76 $30.85 $32.90 $35.02

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum + 2% Per Annum

Base Case

(9.3% CAGR)

Present Value

(Discounted at the Cost of Equity of 12.0%) $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $26.43 $25.73 $25.26 $26.45 $25.51 $26.13 $25.77 $24.75 $23.96 $24.79 $24.59 $23.42 $22.26

Base Case

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum + 2% Per Annum

(9.3% CAGR)

Note: Future values calculated using the current 1-year forward P/E of 16.5x and a current stock price of $26.43 as of 1/27/05. Note: Present value discounted at 12.0% based on Solar cost of equity.

This analysis is not CSFB’s view on the future value of the stock as there are many factors that contribute or affect its value.

CONFIDENTIAL Illustrative Theoretical Stock Price Performance -Based on 3-year Average Multiple of 19.6x

Future Value

(Using 3-year Average Multiple of 19.6x) $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $26.43 $34.20 $33.57 $32.94 $39.36 $37.97 $43.56 $41.25 $48.11 $44.74

Base Case $41.56 $39.04 $36.60

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum + 2% Per Annum

Base Case

(9.3% CAGR)

Present Value

(Discounted at the Cost of Equity of 12.0%) $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $26.43 $30.53 $29.97 $31.38 $30.27 $31.00 $29.41 $29.18 $29.36 $30.57 $28.44

Base Case $27.78 $26.41

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum + 2% Per Annum

Base Case

(9.3% CAGR)

Note: Future values calculated using a 3-year average 1-year forward P/E of 19.6x and a current stock price of $26.43 as of 1/27/05. Note: Present value discounted at 12.0% based on Solar cost of equity.

This analysis is not CSFB’s view on the future value of the stock as there are many factors that contribute or affect its value.

CONFIDENTIAL

Premiums Paid Analysis

Premium / (Discount) to Sixers Price

Historical Current Proposal Median Premium to Share Price

Implied Premiums Price $26.43 $35.00 Premiums Paid Analysis 1 Day Prior 30 Days Prior

Current (01/27/05) $26.43 0.0% 32.4% Precedent Premiums Paid (1)(2)

10-Day Average $26.72 (1.1%) 31.0% Tech Deals Greater than $1BN 28.5% 34.4%

30-Day Average $27.27 (3.1%) 28.4% All Deals Greater than $1BN 25.2% 31.4%

60-Day Average $26.95 (1.9%) 29.9%

90-Day Average $26.38 0.2% 32.7% Implied Solar Price per Share

Pre Spin-Off Ann. (10/1/04) $24.42 8.2% 43.3% Tech Deals Greater than $1BN $33.96 $35.51

All Deals Greater than $1BN $33.08 $34.73

LTM High (02/11/04) $31.65 (16.5%) 10.6%

LTM Low (08/11/04) $22.40 18.0% 56.3%

(1) Source: SDC.

(2) Based on Global M&A deals with an all cash consideration from 1/1/1995 to 1/28/2005.

CONFIDENTIAL

Solar LBO Analysis

Solar Price of $35.00 per Share

($ in millions, except per share)

Sources & Uses	
Sources:	
Cash and Equivalents [1]	$210
Bank Debt	2,729
High Yield	4,366
Sponsor Equity	4,178
Total Sources	$11,483
Uses:	
Refinance ST Debt [1]	$8
Refinance LT Debt [1]	509
Purchase Solar Equity	10,640
Cash on Hand (Beginning Bal.)	150
Transaction Expenses	175
Total Uses	$11,483

Valuation	
Price per Share	$35.00
FD Shares (MM)	304.0
Equity Value	10,640
Plus: Net Debt	308
Aggregate Value	$10,948
2004 PF EBITDA [2]	1,092
Agg Value / 2004 PF EBITDA	10.0x

Return Analysis – 2009	
Exit Multiple	IRR (5-year)
9.0x	12.2%
10.0x	**16.0%**
11.0x	19.4%
12.0x	22.4%

Credit Analysis ($35.00 per share)	2004PF	2005E	2006E	2007E	2008E	2009E
EBITDA [2]	$1,092	$1,153	$1,252	$1,357	$1,428	$1,498
Bank Debt	2,729	2,581	2,442	2,094	1,721	1,309
Total Debt	7,095	6,948	6,808	6,460	6,087	5,675
Total Debt / EBITDA	6.5x	6.0x	5.4x	4.8x	4.3x	3.8x
EBITDA / Interest Expense [3]	2.1x	2.2x	2.4x	2.7x	2.9x	3.2x
Total Debt / Capitalization	62.9%	61.2%	59.2%	56.2%	52.8%	49.1%

Source: Financials per Solar Management.

Note: Assumes management receives incremental 5.0% equity interest and 5.0% of options with a strike price of $35.00

(1) Existing debt and cash as of December 31, 2004 and pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions

(2) 2004 EBITDA pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions

(3) Assumes an interest rate of 6.0% and 8.5% for the bank debt and high yield, respectively

CREDIT SUISSE FIRST BOSTON

13

CONFIDENTIAL

IRR Sensitivity

Leverage

IRR Analysis

Entry Leverage Multiple Implied

16.0% 5.50x 6.00x 6.50x 7.00x 7.50x Entry Mult. (1)

$33.00 16.9% 18.3% 20.0% 22.2% 25.1% 9.4x

Price $34.00 15.3% 16.5% 17.9% 19.7% 22.0% 9.7x

$35.00 13.9% 14.8% 16.0% 17.5% 19.3% 10.0x

Purchase $36.00 12.5% 13.3% 14.3% 15.5% 16.9% 10.3x

$37.00 11.3% 11.9% 12.7% 13.6% 14.8% 10.6x

$38.00 10.1% 10.6% 11.3% 12.0% 12.9% 10.9x

Note: Assumes an exit multiple of 10.0x (1) Aggregate value / 2004 PF EBITDA

Exit Multiple

IRR Analysis

Exit Multiple Implied

16.0% 8.0x 9.0x 10.0x 11.0x 12.0x Entry Mult. (1)

$33.00 11.5% 16.1% 20.0% 23.5% 26.7% 9.4x

Price $34.00 9.5% 14.0% 17.9% 21.3% 24.4% 9.7x

$35.00 7.8% 12.2% 16.0% 19.4% 22.4% 10.0x

Purchase $36.00 6.2% 10.5% 14.3% 17.6% 20.6% 10.3x

$37.00 4.7% 9.0% 12.7% 16.0% 18.9% 10.6x

$38.00 3.4% 7.6% 11.3% 14.5% 17.4% 10.9x

Note: Assumes leverage of 6.5x (1) Aggregate value / 2004 PF EBITDA

CONFIDENTIAL

Potential Sources of Funding

Equity Funding

LARGE-SCALE INDEPENDENT PRIVATE EQUITY FUNDS

	FUND SIZE ($BN)[1]	LARGEST TRANSACTION IN PORTFOLIO	TRANSACTION SIZE ($BN)	TOTAL EQUITY CHECK ($BN)
Blackstone Group	$6.5	TRW Automotive	$4.7	$0.9
Thomas H. Lee	$6.1	Warner Chilcott	$3.3	$1.3
Texas Pacific Group	$5.3	Metro-Goldwyn-Mayer	$5.1	$1.6
Warburg Pincus	$5.3	Eircom plc	$2.7	NA
KKR	$5.1	Panamsat	$4.1	$0.5
Carlyle Group	$3.9	Dex Media	$7.1	$1.6
Apollo	$3.8	Intelsat	$5.0	$0.5
Welsh Carson	$3.8	Dex Media	$7.1	$1.6
Bain Capital	$3.4	Warner Music	$2.6	$1.1
CD&R	$2.6	Rexel SA	$4.9	NA

INVESTMENT BANK AFFILIATED PRIVATE EQUITY FUNDS

	FUND SIZE ($BN)[1]	LARGEST TRANSACTION IN PORTFOLIO	TRANSACTION SIZE($BN)	TOTAL EQUITY CHECK ($BN)
JP Morgan Capital Partners	$6.3	Unisource Energy	$3.0	NA
DLJ Merchant Banking	$5.4	Metro-Goldwyn-Mayer	$5.1	$1.6
Goldman Sachs Capital Partners	$5.3	Nalco Holding	$4.2	$1.1
CVC	$2.6	Formica Corp.	$1.1	NA

Note: Saturn fund size is $3.6BN. Saturn's largest transaction is UGS ($2.1BN transaction size, $1.0BN equity check)

(1) Approximate size of most recently raised fund. Source: Capital IQ

Debt Funding

The current market indicates that it has the ability to raise over $4BN of new high yield issuance

- The new issue market was extremely active with $2.3 billion in new issuance for the week ended January 21, 2005
  - For 2004, 666 deals priced raising $173 billion in proceeds
  - 2004 was a record year in terms of number of deals priced and proceeds
  - There is currently $6.0 billion of announced deals in the forward calendar
- AMG reported $439 million of outflows from High Yield Mutual Funds this week

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15

CONFIDENTIAL

Saturn Proposed Preliminary Timetable and Significant Spin-off Dates

February 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28					

March 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

April 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

☐ Solar Board Checkpoint / Meeting

Preliminary Proposed Announcement Date

Week of	Dates	Saturn Proposed Project Solar Timetable	Spin-off Significant Dates
January 31			
	2/1	**Solar Board of Directors Meeting**	**Receive first round of comments from SEC on Form 10 document**
	2/2	CSFB to deliver response from Solar Board	
	2/3-2/4	Solar's advisors to negotiate key transaction terms with Saturn	
	2/5	**Agreement on key transaction terms**	
	2/6	Discussions with management about role, equity rollover and post-transaction governance	
February 7			
	2/7	Discussions with management about role, equity rollover and post-transaction governance (cont'd)	
	2/8-2/9	**Permission granted by Solar Board to call financing sources**	
		- Invite three to four PE firms to participate	
		- PE firms execute a confidentiality agreement with Solar	
		- PE firms execute consortium agreement term sheet with Saturn	
		- PE firms receive high level overview materials and diligence bring-down on Solar	
		- Provide PE firms copy of negotiated key transaction terms	
		- Refine and finalize investor presentation with management	
	2/10	One day management meeting with PE firms	
	2/11-2/12	PE firms to decide whether to proceed	
	2/13	**PE firms confirm interest in proceeding. Private equity consortium formed**	
February 14			
	2/14-2/18	Due diligence meetings with management and private equity consortium	
February 21			
	2/21-2/25	Blackout: Solar management meeting offsite	
	2/22	**Private equity consortium to confirm interest to CSFB**	
	2/23	**Saturn permitted to call two to three debt financing sources**	
February 28			
	2/28-3/4	Continue diligence	
	2/28	Saturn to approach other sources of equity capital (e.g., limited partner investment community)	
	2/28	Solar legal counsel delivers draft merger agreement	

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CONFIDENTIAL

Saturn Proposed Preliminary Timetable and Significant Spin-off Dates (Cont'd)

February 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28					

March 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

April 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

Solar Board Checkpoint / Meeting

Preliminary Proposed Announcement Date

Week of	Dates	Saturn Proposed Project Solar Timetable	Spin-off Significant Dates
March 7			
	3/7	Checkpoint for all equity financing sources including "soft" commitments	
	3/8	**Final non-binding confirmation of interest with CSFB**	
	3/9	Commence negotiations of merger agreement	
	3/9	Commence confirmatory accounting and legal diligence	
March 14			
	3/14-3/18	Continue confirmatory accounting and legal diligence	**Earliest date SEC declares document effective** (1)
	3/14-3/18	Continue negotiations of merger agreement	
March 21			
	3/21	**Finalize definitive merger agreement**	
	3/23	**Solar Board meeting to approve transaction**	
	3/24	**Execute definitive agreement**	
	3/24	**Announce transaction (Closing expected within 3 months)**	
March 28			
	3/30		**IRS ruling obtained**
	3/31		**Resolve final capital structure issues**
	3/31		**Sixers Board meeting to declare dividend**
	4/1		Announce Record Date
April 11			
	4/14		"When issued" trading begins
	4/15		**Record Date**
April 25			
	4/28		**Distribution Date**

(1) If SEC comments are significant, effective date could be delayed

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CONFIDENTIAL

Potential Key Issues

Confidentiality

Market Check

Spin-off

The formation of the private equity consortium will include three to four additional firms Debt financing sources will include two to three banks The risk of a “leak” increases as more parties become involved –– it will be important to continue to run a tight process on an expedited basis

Consider performing a market check before selling to Saturn, rather than just relying on a fiduciary out (termination right)

Private equity firms Strategic companies

As additional private equity firms are included in the consortium and conduct due diligence, they become “contaminated” from a tax-free acquisition for a 1-year period post spin-off To the extent the Solar transaction timetable is delayed, Board may need to consider proceeding with or delaying the spin-off

CONFIDENTIAL

Appendix

CONFIDENTIAL

Solar Financial Projections

($ in millions)	2004	2004PF[1]	2005	2006	2007	2008	2009
Revenue	$ 3,555.9	$ 3,820.0	$ 3,939.0	$ 4,205.2	$ 4,502.1	$ 4,766.7	$ 5,047.0
% Growth	*25.7%*		*3.1%*	*6.8%*	*7.1%*	*5.9%*	*5.9%*
Costs and expenses:							
Operating	(2,509.5)		(2,786.2)	(2,953.6)	(3,145.6)	(3,338.4)	(3,548.8)
Add'l SG&A	-		-	-	-	-	-
Depreciation and amortization	(218.1)		(225.0)	(236.3)	(248.1)	(260.5)	(273.5)
Amort. of aquisition intangibles	(118.9)		(148.7)	(158.0)	(148.6)	(135.0)	(113.9)
Total costs and expenses	(2,846.6)		(3,159.9)	(3,347.8)	(3,542.3)	(3,734.0)	(3,936.2)
Operating income	709.3	705.1	779.0	857.4	959.8	1,032.7	1,110.8
% Margin	*19.9%*	*18.5%*	*19.8%*	*20.4%*	*21.3%*	*21.7%*	*22.0%*
Interest expense	(28.5)		(22.0)	(10.5)	(1.9)	8.1	18.1
Interest income	8.2		-	-	-	-	-
Income before taxes	689.0		757.0	847.0	957.9	1,040.8	1,128.8
Income taxes	(275.7)		(302.8)	(338.8)	(383.2)	(416.3)	(451.5)
Net income before merger costs	413.3	411.6	454.2	508.2	574.8	624.5	677.3
Merger costs net of tax	40.3		(9.0)	-	-	-	-
Net income	$ 453.6		$ 445.2	$ 508.2	$ 574.8	$ 624.5	$ 677.3
EPS	$ 1.39	$ 1.39	$ 1.53	$ 1.71	$ 1.94	$ 2.10	$ 2.28
% Growth			*10.4%*	*11.9%*	*13.1%*	*8.7%*	*8.5%*
EBITDA	$ 1,046.3	$ 1,091.6	$ 1,152.7	$ 1,251.7	$ 1,356.6	$ 1,428.3	$ 1,498.2
% Margin	***29.4%***	***28.6%***	***29.3%***	***29.8%***	***30.1%***	***30.0%***	***29.7%***
% Growth			*5.6%*	*8.6%*	*8.4%*	*5.3%*	*4.9%*
Working Capital Changes	41.2		(47.1)	(23.5)	20.6	15.6	9.7
Capital Spending	(236.9)		(300.9)	(307.1)	(317.8)	(311.5)	(328.1)
% Revenue	*6.7%*		*7.6%*	*7.3%*	*7.1%*	*6.5%*	*6.5%*

Source: Solar Management

(1) Pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions

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20

CONFIDENTIAL

Iverson Preliminary Valuation Summary

Iverson Enterprise Valuation

($ in millions)

Comparable Company Analysis

Comparable Transaction Analysis

Discounted Cash Flow Analysis $7,000 $6,500 $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $5,300 $4,200 $6,000 $4,700 $6,600 $5,300

(1)

Statistic

CY2004 PF Revenues $2,562 1.6x - 2.1x 1.8x - 2.3x 2.1x - 2.6x

CY2005 Revenues $2,610 1.6x - 2.0x 1.8x - 2.3x 2.0x - 2.5x

CY2004 PF EBITDA $547 7.7x - 9.7x 8.6x - 11.0x 9.7x - 12.1x

CY2005 EBITDA $585 7.2x - 9.1x 8.0x - 10.2x 9.1x - 11.3x

CY2004 PF Unlevered NI $207 20.3x - 25.6x 22.7x - 28.9x 25.6x - 31.8x

CY2005 Unlevered NI $236 17.8x - 22.5x 19.9x - 25.5x 22.5x - 28.0x

Enterprise value defined as the total value of Iverson’s business as a going concern, excluding any non-operating and financial assets and liabilities.

(1) All Iverson financial information provided by the managements of Solar and Iverson. 2004 operating statistics pro forma for OSSI, Vivista, Integrity and RRI acquisitions

CONFIDENTIAL

Iverson Financial Projections

($ in millions) 2004 2004PF(1) 2005 2006 2007 2008 2009

Revenue $2,364.2 $2,561.9 $2,609.7 $2,813.2 $3,036.7 $3,228.1 $3,431.4

% Growth 42.6% 1.9% 7.8% 7.9% 6.3% 6.3%

Costs and expenses:

Operating (1,854.4) (2,024.2) (2,137.2) (2,271.9) (2,404.8) (2,550.8)

Add’l SG&A - - - - - -

Depreciation and amortization (75.5) (73.5) (77.6) (81.0) (85.1) (89.3)

Amort. of aquisition intangibles (98.2) (119.1) (128.4) (119.1) (105.5) (84.4)

Total costs and expenses (2,028.1) (2,216.9) (2,343.1) (2,472.0) (2,595.4) (2,724.6)

Operating income 336.1 345.6 392.8 470.1 564.7 632.7 706.9

% Margin 14.2% 13.5% 15.1% 16.7% 18.6% 19.6% 20.6%

EBITDA $509.8 $547.1 $585.5 $676.1 $764.8 $823.2 $880.6

% Margin 21.6% 21.4% 22.4% 24.0% 25.2% 25.5% 25.7%

Working Capital Changes 41.7 (27.1) (34.4) 13.9 14.6 15.3

Capital Spending (65.4) (103.4) (98.3) (98.0) (80.7) (85.8)

% Revenue 2.8% 4.0% 3.5% 3.2% 2.5% 2.5%

Source: Solar Management

(1) Pro forma for OSSI, Vivista, Integrity and RRI acquisitions

CONFIDENTIAL

Iverson Comparable Company Analysis

($ in millions, except per share amounts)

		FD Capitalization				FD Aggregate Value /				Operating Statistics		
	Stock	Equity	Aggr.	P/E Multiple		Revenues		EBITDA		Revenue	CY05	CY2005
	Price	Market	Market							Growth	EBIT	PE /
COMPANY (FYE)	1/27/05	Value	Value	CY04	CY05	CY04	CY05	CY04	CY05	'04-'05	Margin	LTGR
Solar Street (Dec.)	**$26.43**	**$7,842**	**$8,150**	**18.9x**	**16.5x**	**2.3x**	**2.2x**	**7.8x**	**7.2x**	**5.6%**	**21.0%**	**1.2x**
Iverson Street (Dec.)	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**6.2%**	**17.9%**	**NM**
Financial Services												
ADP (Jun.)	$43.16	$25,571	$24,051	26.5x	21.4x	3.0x	2.7x	13.3x	11.3x	11.8%	19.9%	2.0x
Fiserv (Dec.)	39.56	7,915	8,185	20.8x	18.1x	2.4x	2.2x	10.0x	9.2x	6.4%	19.3%	1.1x
DST Systems (Dec.)	48.95	4,141	4,082	21.6x	18.8x	2.4x	2.2x	8.3x	7.4x	6.5%	21.0%	1.5x
SEI Investments Co. (Dec.)	36.73	3,980	3,757	23.5x	21.4x	5.5x	5.1x	16.5x	15.2x	8.1%	30.9%	1.3x
Bisys (Jun.)	15.04	1,820	2,076	20.9x	19.5x	1.9x	1.9x	8.9x	9.1x	3.0%	14.8%	1.4x
Median				21.6x	19.5x	2.4x	2.2x	10.0x	9.2x	6.5%	19.9%	1.4x
Mean				22.7x	19.8x	3.0x	2.8x	11.4x	10.4x	7.2%	21.2%	1.4x
Securities Trading												
CME (Dec.)	$209.90	$7,167	$6,884	32.5x	27.3x	9.3x	8.1x	16.2x	13.7x	14.4%	52.6%	1.8x
Factset (Aug.)	51.80	1,773	1,705	28.8x	24.9x	6.3x	5.3x	15.4x	11.9x	18.4%	35.0%	1.6x
Archipelago (Dec.)	18.22	981	804	17.9x	16.7x	1.5x	1.4x	8.1x	7.7x	3.2%	14.8%	1.5x
Espeed (Dec.)	9.99	575	352	19.2x	21.3x	2.2x	2.1x	5.2x	5.8x	2.1%	24.8%	2.1x
Median				24.0x	23.1x	4.2x	3.7x	11.7x	9.8x	8.8%	29.9%	1.7x
Mean				24.6x	22.5x	4.8x	4.3x	11.2x	9.8x	9.5%	31.8%	1.8x

Source: Wall Street equity research.

($ in millions)

	Statistic	Range			Implied Enterprise Value		
CY05 Revenue	$2,610	2.0x	–	2.5x	$5,219	–	$6,524
CY05 EBITDA	$585	7.5x	–	9.5x	$4,391	–	$5,562
CY05 Unlevered NI	$236	17.0x	–	22.0x	$4,007	–	$5,185
		Enterprise Value Reference Range			$4,200	–	$5,300

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23

CONFIDENTIAL

Iverson Comparable Acquisitions Analysis

($ in millions)

Date Annc.	Target / Acquiror	FD Equity Value	FD Agg Value	Aggregate Value / Revenue LTM	Revenue FY1+	EBITDA LTM	EBITDA FY1+	EBIT LTM	EBIT FY1+	P/E LTM	P/E FY1+
12/16/2004	BHC Investments / Fidelity Investments	$365.0	$365.0	3.8x	3.5x	NA	NA	NA	NA	NA	NA
10/20/2004	EquiServe / Computershare	$365.0	$365.0	1.0x	NA	NA	NA	NA	NA	NA	NA
09/09/2004	Intercept / Fidelity National	423.3	435.5	2.2x	2.0x	19.4x	11.1x	NM	20.1x	NM	31.0x
07/13/2004	National Processing / Bank of America	1,425.0	1,136.0	2.3x	2.1x	10.5x	9.3x	13.1x	11.5x	25.7x	23.8x
06/08/2004	Refco / Thomas H. Lee Partners	2,250.0	2,250.0	2.3x	NA	9.0x	NA	NA	NA	NA	NA
05/25/2004	Brut LLC / Nasdaq Stock Market	190.0	190.0	1.2x	NA	NA	NA	NA	NA	NA	NA
05/17/2004	NYCE / Metavante	610.0	610.0	4.3x	1.4x	9.7x	9.5x	12.1x	11.4x	NA	NA
04/06/2004	Barra / Morgan Stanley	816.4	609.0	4.0x	3.8x	12.2x	10.7x	13.0x	12.0x	23.6x	22.8x
04/05/2004	Tradeweb / Thomson Financial	NA	435.0	4.4x	NA	14.5x	NA	NA	NA	NA	NA
02/09/2004	Aurum Technology / Fidelity National	305.0	305.0	1.6x	1.5x	NA	NA	40.1x	21.9x	NA	NA
12/10/2003	SCT / Sungard	595.4	502.5	1.9x	1.7x	10.9x	NA	16.4x	12.6x	28.9x	24.8x
04/02/2003	Concord / First Data	7,448.3	6,055.1	5.3x	4.3x	10.8x	9.6x	12.7x	11.5x	21.8x	19.7x
03/14/2003	InterPay (FleetBoston) / Paychex	155.0	155.0	NA	3.1x	NA	NA	NA	NA	NA	NA
01/29/2003	Alltel Financial Services / Fidelity National	1,050.0	1,050.0	1.3x	NA	NA	NA	7.0x	NA	NA	NA
01/08/2003	Pershing / Bank of New York	2,000.0	2,480.0	3.1x	2.8x	NA	NA	NA	NA	NA	NA
11/14/2002	EDS Consumer Network Services / Fiserv	320.0	320.0	NA	2.1x	NA	NA	NA	NA	NM	NM
08/05/2002	BrokerTec Trading Operations / ICAP	291.0	291.0	3.0x	2.9x	NA	NA	NA	17.6x	NA	NA
06/10/2002	Island ECN / Instinet	593.0	546.0	3.1x	2.1x	13.4x	NA	15.1x	NA	31.2x	NA
04/29/2002	HNC Software / Fair, Isaac	830.0	662.4	2.9x	2.6x	8.8x	NA	40.4x	26.6x	52.4x	38.9x
06/14/2001	NYCE / First Data	585.0	566.0	5.0x	4.6x	16.8x	13.8x	35.2x	23.4x	72.2x	44.2x
05/07/2001	NOVA Corp (GA) / US Bancorp	2,136.3	2,349.8	1.5x	1.4x	9.6x	8.7x	13.4x	11.8x	26.1x	22.9x
	Median			**2.6x**	**2.1x**	**10.8x**	**9.6x**	**13.4x**	**12.6x**	**26.1x**	**23.8x**
	Mean			**2.8x**	**2.6x**	**11.8x**	**10.0x**	**19.9x**	**16.4x**	**33.6x**	**27.5x**

Source: SDC, company press releases and Wall Street equity research.

($ in millions)

	Statistic [1]	Range			Implied Enterprise Value		
CY04 PF Revenue	$2,562	2.0x	–	2.5x	$5,124	–	$6,405
CY04 PF EBITDA	$547	9.0x	–	12.0x	$4,924	–	$6,566
CY04 PF Unlevered NI	$207	20.0x	–	25.0x	$4,148	–	$5,185
		Enterprise Value Reference Range			$4,700	–	$6,000

(1) 2004 statistics pro forma for OSSI, Inflow, Vinsta, Integrity and RRI acquisitions

CREDIT SUISSE | FIRST BOSTON

24

CONFIDENTIAL

Iverson Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($ in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 8.0x 9.0x 10.0x

11.5% $1,560 $1,560 $1,560 Present Value of Free Cash Flow (2005-2009)

4,088 4,599 5,110 Present Value of Terminal Value

$5,648 $6,159 $6,670 Enterprise Value

10.3x 11.3x 12.2x Implied Enterprise Value / 2004 PF EBITDA Multiple

12.5% $1,520 $1,520 $1,520 Present Value of Free Cash Flow (2005-2009)

3,909 4,398 4,887 Present Value of Terminal Value

$5,429 $5,918 $6,407 Enterprise Value

9.9x 10.8x 11.7x Implied Enterprise Value / 2004 PF EBITDA Multiple

13.5% $1,481 $1,481 $1,481 Present Value of Free Cash Flow (2005-2009)

3,740 4,208 4,675 Present Value of Terminal Value

5,221 5,689 6,156 Enterprise Value

9.5x 10.4x 11.3x Implied Enterprise Value / 2004 PF EBITDA Multiple

Growth and Margin Sensitivity

Revenue Growth Improvement

5,918.0 0.0% 0.5% 1.0% 1.5% 2.0%

0.0% $5,918 $6,012 $6,108 $6,205 $6,303

Margin

Improvement

0.5% $6,022 $6,118 $6,216 $6,315 $6,415

1.0% $6,126 $6,224 $6,324 $6,425 $6,527

EBITDA

1.5% $6,230 $6,330 $6,432 $6,534 $6,638

2.0% $6,335 $6,436 $6,540 $6,644 $6,750

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % increase in margin until 2009 Note: Assumes midpoints of the discounted cash flow matrix for discount rate (12.5%) and terminal EBITDA multiple (9.0x).

CONFIDENTIAL

Allen Preliminary Valuation Summary

Allen Enterprise Valuation

($ in millions)

Comparable Company Analysis

Comparable Transaction Analysis $5,800

Discounted Cash Flow Analysis $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $2,000 $4,600 $3,600 $4,600 $4,300 $3,400

Statistic (1)

CY2004 PF Revenues $1,258 2.9x - 3.7x 3.7x - 4.6x 2.7x - 3.4x

CY2005 Revenues 1,329 2.7x - 3.5x 3.5x - 4.4x 2.6x - 3.2x

CY2004 PF EBITDA 544 6.6x - 8.4x 8.4x - 10.7x 6.2x - 7.9x

CY2005 EBITDA 567 6.3x - 8.1x 8.1x - 10.2x 6.0x - 7.6x

CY2004 PF Unlevered NI 216 16.7x - 21.3x 21.3x - 26.9x 15.8x - 19.9x

CY2005 Unlevered NI 232 15.5x - 19.9x 19.9x - 25.0x 14.7x - 18.6x

Enterprise value defined as the total value of Allen’s business as a going concern, excluding any non-operating and financial assets and liabilities. (1) All Allen financial information provided by the managements of Solar and Allen. 2004 operating statistics pro forma for Inflow acquisition.

CONFIDENTIAL

Allen Financial Projections

($ in millions) 2004 2004PF(1) 2005 2006 2007 2008 2009

Revenue $1,191.6 $1,258.1 $1,329.3 $1,392.0 $1,465.4 $1,538.6 $1,615.6

% Growth 1.8% 5.7% 4.7% 5.3% 5.0% 5.0%

Costs and expenses:

Operating (655.1) (762.0) (816.4) (873.7) (933.6) (997.9)

Add’l SG&A

Depreciation and amortization (142.6) (151.5) (158.7) (167.0) (175.4) (184.1)

Amort. of aquisition intangibles (20.7) (29.6) (29.6) (29.6) (29.6) (29.6)

Total costs and expenses (818.5) (943.1) (1,004.7) (1,070.3) (1,138.6) (1,211.7)

Operating income 373.2 359.5 386.2 387.3 395.1 400.0 403.9

% Margin 31.3% 28.6% 29.1% 27.8% 27.0% 26.0% 25.0%

EBITDA $536.6 $544.4 $567.3 $575.6 $591.7 $605.0 $617.6

% Margin 45.0% 43.3% 42.7% 41.3% 40.4% 39.3% 38.2%

Working Capital Changes (0.4) (20.0) 10.9 6.7 1.1 (5.6)

Capital Spending (171.5) (197.4) (208.8) (219.8) (230.8) (242.3)

% Revenue 14.4% 14.9% 15.0% 15.0% 15.0% 15.0%

Source: Solar Management (1) Pro forma for Inflow acquisition

CONFIDENTIAL

Allen Comparable Company Analysis

($ in millions, except per share amounts)

		FD Capitalization				FD Aggregate Value /				Operating Statistics		
	Stock	Equity	Aggr.	P/E Multiple		Revenues		EBITDA		Revenue	CY05	CY2005
	Price	Market	Market							Growth	EBIT	PE /
COMPANY (FYE)	1/27/05	Value	Value	CY04	CY05	CY04	CY05	CY04	CY05	'04-'05	Margin	LTGR
Solar Street (Dec.)	$26.43	$7,842	$8,150	18.9x	16.5x	2.3x	2.2x	7.8x	7.2x	5.6%	21.0%	1.2x
Allen Street (Dec.)	NA	NA	NA	NA	NA	NA	NA	NA	NA	4.3%	31.3%	NM
Business Continuity Services												
IBM (Dec.)	$91.98	$156,741	$169,041	18.4x	16.4x	1.8x	1.7x	10.2x	9.6x	5.9%	13.3%	1.6x
HP (Oct.)	19.49	57,207	51,367	14.4x	11.8x	0.6x	0.6x	6.9x	6.2x	7.6%	6.7%	1.1x
Accenture (Aug.)	25.68	24,783	23,068	18.6x	16.9x	1.6x	1.4x	10.6x	9.7x	12.9%	13.0%	1.2x
EDS (Dec.)	21.14	10,952	11,151	NM	30.2x	0.5x	0.6x	4.7x	4.2x	(4.9%)	3.9%	3.0x
CSC (Mar.)	50.69	9,778	11,600	16.7x	14.5x	0.7x	0.7x	5.7x	4.8x	9.0%	6.7%	1.3x
ACS (Jun.)	53.85	6,909	7,133	19.0x	15.6x	1.7x	1.5x	8.7x	7.2x	14.5%	15.6%	0.9x
Median				18.4x	16.0x	1.2x	1.1x	7.8x	6.7x	8.3%	9.9%	1.3x
Mean				17.4x	17.6x	1.2x	1.1x	7.8x	7.0x	7.5%	9.9%	1.5x
S&P 500 Industry Indexes												
Industrials	NA	NA	NA	21.3x	18.6x	NA	NA	NA	NA	7.8%	16.8%	NA
Utilities	NA	NA	NA	17.4x	14.7x	NA	NA	NA	NA	4.3%	19.4%	NA
Median				19.4x	16.7x	NA	NA	NA	NA	6.1%	18.1%	NA
Mean				19.4x	16.7x	NA	NA	NA	NA	6.1%	18.1%	NA

Source: Wall Street equity research.

($ in millions)

	Statistic	Range			Implied Enterprise Value		
CY05 Revenue	$1,329	2.0x	–	3.0x	$2,659	–	$3,988
CY05 EBITDA	$567	6.5x	–	8.5x	$3,687	–	$4,822
CY05 Unlevered NI	$232	15.0x	–	19.0x	$3,476	–	$4,403
		Enterprise Value Reference Range			$3,600	–	$4,600

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CONFIDENTIAL

Allen Comparable Acquisitions Analysis

($ in millions)

Date Annc.	Target / Acquiror	FD Equity Value	FD Agg Value	Aggregate Value / Revenue LTM	Aggregate Value / Revenue FY1+	Aggregate Value / EBITDA LTM	Aggregate Value / EBITDA FY1+	Aggregate Value / EBIT LTM	Aggregate Value / EBIT FY1+	P/E LTM	P/E FY1+
11/17/2004	Inflow / SunGard	182.0	185.0	2.8x	2.2x	20.8x	7.2x	NM	14.5x	NA	NA
08/09/2004	Synstar PLC / Hewlett Packard	293.4	340.6	0.9x	0.8x	NA	NA	27.2x	15.4x	NA	NA
07/13/2004	National Processing / Bank of America	1,425.0	1,136.0	2.3x	2.1x	10.5x	9.3x	13.1x	11.5x	25.7x	23.8x
03/14/2004	EDS - PLM Solutions / Consortium	2,050.0	2,050.0	2.4x	NA	9.2x	NA	13.7x	NA	NA	NA
03/10/2004	American Mgmt Systems / CGI Group	858.0	858.0	0.9x	0.8x	11.2x	9.5x	24.1x	18.7x	35.3x	31.3x
02/23/2004	Triaton GmbH / Hewlett-Packard	426.0	426.0	0.9x	NA	NA	NA	NA	NA	NA	NA
04/02/2003	Concord / First Data	7,448.3	6,055.1	5.3x	4.3x	10.8x	9.6x	12.7x	11.5x	21.8x	19.7x
11/14/2002	EDS Consumer Network Services / Fiserv	320.0	320.0	NA	2.1x	NA	NA	NA	NA	NM	NM
04/26/2002	Guardian IT / SunGard	82.0	242.0	1.5x	1.4x	5.5x	4.7x	14.9x	10.6x	NA	11.9x
10/15/2001	Comdisco Availability Sol'ns / SunGard	850.0	850.0	1.9x	NA	NA	NA	NA	NA	NA	NA
07/19/2001	Lockheed Martin IMS / Affiliated Computer	825.0	837.0	1.3x	NA	8.6x	NA	14.6x	NA	NA	NA
	Median			**1.7x**	**2.1x**	**10.5x**	**9.3x**	**14.6x**	**13.0x**	**25.7x**	**21.8x**
	Mean			**2.0x**	**2.0x**	**10.9x**	**8.1x**	**17.2x**	**13.7x**	**27.6x**	**21.7x**

Source: SDC, company press releases and Wall Street equity research.

($ in millions)

	Statistic [1]	Range			Implied Enterprise Value		
CY04 PF Revenue	$1,258	3.0x	–	3.5x	$3,774	–	$4,404
CY04 PF EBITDA	$544	8.0x	–	11.0x	$4,355	–	$5,988
CY04 PF Unlevered NI	$216	22.0x	–	26.0x	$4,745	–	$5,608
		Enterprise Value Reference Range			$4,600	–	$5,800

(1) 2004 statistics pro forma Inflow acquisition

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CONFIDENTIAL

Allen Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($ in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 7.5x 8.5x 9.5x

10.5% $807 $807 $807 Present Value of Free Cash Flow (2005-2009)

2,812 3,187 3,562 Present Value of Terminal Value

$3,619 $3,994 $4,369 Enterprise Value

6.6x 7.3x 8.0x Implied Enterprise Value / 2004 PF EBITDA Multiple

11.5% $787 $787 $787 Present Value of Free Cash Flow (2005-2009)

2,688 3,046 3,405 Present Value of Terminal Value

$3,475 $3,834 $4,192 Enterprise Value

6.4x 7.0x 7.7x Implied Enterprise Value / 2004 PF EBITDA Multiple

12.5% $768 $768 $768 Present Value of Free Cash Flow (2005-2009)

2,571 2,913 3,256 Present Value of Terminal Value

3,339 3,682 4,024 Enterprise Value

6.1x 6.8x 7.4x Implied Enterprise Value / 2004 PF EBITDA Multiple

Growth and Margin Sensitivity

Revenue Growth Improvement

3,833.7 0.0% 0.5% 1.0% 1.5% 2.0%

0.0% $3,834 $3,896 $3,960 $4,024 $4,089

Margin

Improvement

0.5% $3,883 $3,946 $4,010 $4,076 $4,142

1.0% $3,932 $3,996 $4,061 $4,127 $4,194

EBITDA

1.5% $3,981 $4,046 $4,112 $4,179 $4,247

2.0% $4,030 $4,096 $4,163 $4,231 $4,299

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % increase in margin until 2009 Note: Assumes midpoints of the discounted cash flow matrix for discount rate (11.5%) and terminal EBITDA multiple (8.5x).

CONFIDENTIAL Illustrative Stock Price Performance—Break Even Discount Rate Analysis Using a 16.5x Multiple

DISCOUNT RATE REQUIRED FOR A PV OF $35.00 PER SHARE

2005 2006 2007 2008 2009

Future Value based on Base Case $ 26.43 $ 28.29 $ 32.00 $ 34.77 $ 37.71

Discount Rate Required

For a $35.00 / share -19.2% -4.4% -0.2% 1.9%

Future Value based on Base Case +2% Per Annum $ 26.43 $ 28.82 $ 33.17 $ 36.71 $ 40.55

Discount Rate Required

For a $35.00 / share -17.7% -2.6% 1.6% 3.7%

Future Value based on Base Case -2% Per Annum $ 26.43 $ 27.76 $ 30.85 $ 32.90 $ 35.02

Discount Rate Required

For a $35.00 / share -20.7% -6.1% -2.0% 0.0%

Note: Future values calculated using the current 1-year forward calendar P/E of 16.5x and a current stock price of $26.43 as of 1/27/05.

CONFIDENTIAL Illustrative Stock Price Performance—Break Even Discount Rate Analysis Using a 19.6x Multiple

DISCOUNT RATE REQUIRED FOR A PV OF $35.00 PER SHARE

2005 2006 2007 2008 2009

Future Value based on Base Case $ 26.43 $ 33.57 $ 37.97 $ 41.25 $ 44.74

Discount Rate Required

For a $35.00 / share -4.1% 4.2% 5.6% 6.3%

Future Value based on Base Case +2% Per Annum $ 26.43 $ 34.20 $ 39.36 $ 43.56 $ 48.11

Discount Rate Required

For a $35.00 / share -2.3% 6.0% 7.6% 8.3%

Future Value based on Base Case -2% Per Annum $ 26.43 $ 32.94 $ 36.60 $ 39.04 $ 41.56

Discount Rate Required

For a $35.00 / share -5.9% 2.3% 3.7% 4.4%

Note: Future values calculated using the 3-year average 1-year forward P/E of 19.6x and a current stock price of $26.43 as of 1/27/05.

CONFIDENTIAL

Cost of Equity Analysis

Assumptions

Tax Rate 40.00% Risk Free Rate (20 year) (1) 4.43% Equity Risk Premium (2) 7.20%

Cost of Equity

Cost of Equity = Risk Free Rate + Beta * Equity Risk Premium = 4.43% + 1.05 * 7.2% = 12.0%

Industry Statistics Debt / Levering Unlevered Cost of

Beta (3) Mkt Eq. Factor (4) Beta (5) Equity (6)

SDS 1.11 6.6% 1.04 1.06 12.1%

ADP 0.91 0.3% 1.00 0.90 10.9%

FISV 0.97 9.1% 1.05 0.92 11.0%

DST 0.99 32.9% 1.20 0.83 10.4%

SEIC 1.25 0.7% 1.00 1.24 13.4%

CME 1.47 0.0% 1.00 1.47 15.0%

BSG 1.12 22.0% 1.13 0.99 11.5%

FDS 1.13 0.0% 1.00 1.13 12.6%

IBM 1.01 14.6% 1.09 0.93 11.1%

HPQ 1.25 12.5% 1.07 1.17 12.8%

ACN 1.12 4.6% 1.03 1.09 12.2%

EDS 1.20 43.3% 1.26 0.95 11.3%

CSC 1.08 24.2% 1.15 0.94 11.2%

ACS 1.11 3.8% 1.02 1.09 12.3%

Average 12.5% 1.05 12.0%

(1) Interpolated yield on the 20-year U.S. Treasury bond (1/25/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

CONFIDENTIAL

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